                                                                   EXHIBIT 3.1


                             State of California

                              [SEAL APPEARS HERE]


                                                          [SEAL APPEARS HERE]

                              SECRETARY OF STATE

         I, BILL JONES, Secretary of State of the State of California, hereby certify:

         That the attached transcript of 3 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


                                     IN WITNESS WHEREOF, I execute this
     [SEAL APPEARS HERE]                certificate and affix the Great Seal of
                                        the State of California this day of

                                                 FEB -9 2000
                                        -----------------------------------
                                                /s/ Bill Jones

                                               Secretary of State

                          CERTIFICATE OF AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                      OF

                                SOLOPOINT, INC.



     Arthur G. Chang and Michael J. O'Donnell certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of SoloPoint, Inc., a California corporation (the "Corporation").

     2. The Article I of the Articles of Incorporation of this Corporation are hereby amended to read as set forth in Exhibit A attached hereto.

     3. The attached amendment of the Articles of Incorporation of this Corporation has been duly approved by the Board of Directors of this Corporation.

     4. The attached amendment of the Articles of Incorporation of this Corporation has been approved by the holders of the requisite number of shares of this Corporation in accordance with Sections 902 and 903 of the California Corporations Code, The total number of outstanding shares of Common Stock entitled to vote, with respect to the attached amendment was 4,981,284 shares. There are no shares of Preferred Stock outstanding. The number of shares voting in favor of the attached amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of the Common Stock.
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     The undersigned further declare under penalty of perjury that the matters set forth in this Certificate are true and correct of their own knowledge.

     Executed at Palo Alto, California on January 31, 2000.


                                 /s/ Arthur S. Chang
                                 ----------------------------
                                 Arthur G. Chang,
                                 President



                                 /s/ Michael J. O'Donnell
                                 ----------------------------
                                 Michael J. O'Donnell,
                                 Secretary

                                   EXHIBIT A
                                   ---------

                          CERTIFICATE OF AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                       OF

                                SOLOPOINT, INC.

                                       "I

The name of the Corporation is SoloPoint.com, Inc."